Exhibit 5



                                   BEFORE THE
                    NEW YORK STATE PUBLIC SERVICE COMMISSION





--------------------------------------------------------------------------------

                                JOINT PETITION OF
                 DUKE ENERGY CORPORATION, WESTCOAST ENERGY INC.
                             AND 3946509 CANADA INC.
                        FOR APPROVAL OF STOCK ACQUISITION

--------------------------------------------------------------------------------






October 15, 2001

                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----

I.   INTRODUCTION AND SUMMARY                                                  1

II.  THE COMMISSION SHOULD ACT EXPEDITIOUSLY                                   1

III. DESCRIPTION OF PROPOSED TRANSACTION                                       3

     A.     Terms of the Arrangement                                           3
     B.     Post Acquisition Operations and Management                         4

IV.  DESCRIPTION OF PETITIONERS AND EMPIRE                                     4

     A.     Duke Energy                                                        4
     B.     Westcoast Energy                                                   5
     C.     3946509 Canada Inc.                                                5
     D.     Empire State Pipeline                                              5

V.   THE ARRANGEMENT IS IN THE PUBLIC INTEREST                                 6

VI.  REQUESTED AUTHORIZATIONS                                                  7

VII. DESCRIPTION OF OTHER REGULATORY FILINGS                                   8

     A.     Securities and Exchange Commission                                 8
     B.     Hart-Scott-Rodino                                                  8
     C.     Public Utilities Commissions - Other States                        8
     D.     Federal Energy Regulatory Commission                               9
     E.     Foreign Approvals                                                  9

VIII.REQUIRED INFORMATION                                                      9

     A.     Certificates of Incorporation and Board Resolutions                9
     B.     Organizational Charts                                              9
     C.     Financial Condition                                               10
     D.     Environmental Assessment                                          10

IX.  COMMUNICATIONS AND NOTICES                                               11

X.   CONCLUSION                                                               11



                                    EXHIBITS

EXHIBIT 1  COMBINATION AGREEMENT WITH SCHEDULES

EXHIBIT 2  CERTIFICATES OF INCORPORATION
      2-1 - Certified  Copy  of  Duke  Energy  Corporation  Certificate  of
            Incorporation
      2-2 - Certified Copy of Westcoast Energy Inc. Certificate of Incorporation 2-3 - Certified Copy of 3946509 Canada Inc. Certificate of Incorporation

EXHIBIT 3  RESOLUTIONS
      3-1 - Duke Energy Board Resolutions
      3-2 - Westcoast Energy Board Resolutions

EXHIBIT 4  ORGANIZATIONAL CHARTS
      4-1 - Duke Energy
      4-2 - Westcoast Energy
      4-3 - Post Closing

EXHIBIT 5  DUKE ENERGY STATEMENT OF FINANCIAL CONDITION
      5-1 - Form 8-K (2001)
      5-2 - Form 10Q (First  Quarter  2001)
      5-3 - Form 10K (2000)
      5-4 - Annual Report (2000)

EXHIBIT 6  WESTCOAST ENERGY STATEMENT OF FINANCIAL CONDITION
      6-1 - Westcoast Energy Material Change Report
      6-2 - Quarterly  Reports (2001)
      6-3 - Annual Information Form (2001)
      6-4 - Annual Report (2000)
      6-5 - Westcoast Energy Management Discussion & Analysis

EXHIBIT 7  ENVIRONMENTAL ASSESSMENT FORM

                                JOINT PETITION OF
                 DUKE ENERGY CORPORATION, WESTCOAST ENERGY INC.
                             AND 3946509 CANADA INC.
                        FOR APPROVAL OF STOCK ACQUISITION

I.   INTRODUCTION AND SUMMARY

     On September 20, 2001, Duke Energy Corporation ("Duke Energy") entered into a Combination Agreement (the "Agreement") to acquire Westcoast Energy Inc. ("Westcoast Energy"). See Exhibit 1 for a copy of the transaction documents.
                       ---
Duke Energy will acquire one hundred percent (100%) of the outstanding capital stock of Westcoast Energy. As described more fully below, the shares of Westcoast Energy will be exchanged for a combination of cash, Duke Energy common shares and exchangeable shares of 3946509 Canada Inc. ("CI"), an indirect wholly-owned subsidiary of Duke Energy.

     Pursuant to Section 70 of the Public Service Law ("PSL"), this transaction may be subject to New York State Public Service Commission ("Commission" or "PSC") approval because subsidiaries of Westcoast Energy own the Empire State Pipeline ("Empire"), an intrastate gas pipeline located in New York State. By this Petition, Duke Energy, Westcoast Energy and CI (collectively, the "Petitioners") request authorization to effect the indirect acquisition of Empire by Duke Energy.

II.  THE COMMISSION SHOULD ACT EXPEDITIOUSLY

     Petitioners respectfully request that the PSC process the instant Petition and approve the transaction on an expedited basis. In its January 29, 2001 Untitled Order approving the acquisition of stock(1), the PSC Staff recommended approval of such acquisition within 60 days of the filing of the petition ("Untitled Order")(2). There have been no material adverse changes involving Westcoast Energy or Empire since that time, and the PSC certainly is familiar with the financial strength and operational capabilities of Duke Energy as a result of its indirect ownership of Texas Eastern Transmission Corporation and Algonquin Gas Transmission Company. Therefore, it should be feasible to conclude the review of this Petition and grant approval within a similarly expeditious time frame. Indeed, because this transaction involves an extremely indirect acquisition of Empire, Westcoast Energy is the great-great-great-great-great-grandparent of Empire, and requires no jurisdictional changes in the structure or operations of Empire, the level of scrutiny that might be required for a complex, extensive acquisition, merger or restructuring or for entities that are not familiar to the PSC is not warranted here. Further, approval of this Petition will not have any adverse impact on the rates, services or operations of Empire, nor will it affect the Commission's regulatory authority over Empire. Accordingly, Petitioners request that approval of the transactions contemplated by the Agreement pursuant to Section 70, together with any other authorization the PSC


------------------------------
(1) See Case 00-M-1988, Petition of Empire State Pipeline on its Own Behalf and
    ---
on Behalf of its Co-tenants Empire State Pipeline Company, Inc. and St. Clair Pipeline Company, Inc. for Approval of Empire State Pipeline Company's Transfer of its Stock and Co-tenant Interests in Empire State Pipeline's Certificate of Environmental Compatibility and Public Need to an Affiliate of St. Clair Pipeline Company, Westcoast Energy Enterprises (U.S.) Inc., Untitled Order
                                                            --------------
(issued January 29, 2001). The acquisition was completed on March 27, 2001.

(2) The Commission considered the Staff's recommendation and approved it at the January 24, 2001 session.

may determine to be required, be granted no later than at the Commission's December 2001 public session, now scheduled for December 19th.

III. DESCRIPTION OF PROPOSED TRANSACTION

     A.   TERMS OF THE ARRANGEMENT

     Duke Energy will acquire all of the outstanding capital stock of Westcoast Energy in exchange for a combination of cash, Duke Energy common stock and exchangeable shares of CI, the wholly-owned Canadian subsidiary of Duke Energy, such that fifty percent (50%) of the consideration will be paid in cash and fifty percent (50%) will be paid in stock. At the present time, Duke Energy does not hold any capital stock or other securities of Westcoast Energy. The proposed acquisition will be accomplished in accordance with the Plan of Arrangement which is attached as Schedule E to the Agreement set forth in
Exhibit 1.

     Under the terms of the arrangement, each share of Westcoast Energy common stock will be exchanged, at the election of each shareholder,(3) for (i) Canadian $43.80 in cash or (ii) a portion of a share, based on an exchange ratio,(4) of Duke Energy common stock or exchangeable shares of a wholly-owned Canadian subsidiary of Duke Energy

---------------------------
(3) Dissenting shareholders have the rights set out in the transaction documents.

(4) Exchange ratio means the number, calculated to four decimal places, equal to Canadian $43.80 divided by the Duke Energy Average Price. The Duke Energy Average Price means 1.54 multiplied by the Weighted Average Trading Price of the Duke Energy common stock. The Weighted Average Trading Price of Duke Energy common stock is the amount determined by dividing the aggregate sale price of all Duke Energy common stock sold on the New York Stock Exchange for the 20 consecutive trading days ending on the day that is two (2) business days prior to the election deadline by the total number of Duke Energy common stock sold on the New York Stock Exchange during such period. If the Weighted Average Trading Price of Duke Energy common stock is equal to or less than $36.88, the exchange ratio shall be 0.7711, and if such price is equal to or greater than $46.48 the exchange ratio shall be 0.6119. See Agreement, Schedule E.
                                 ---
that are exchangeable for Duke Energy common stock or(iii) a combination of such consideration. Elections to receive cash, stock or a combination will be subject to proration so that the overall consideration will consist of approximately fifty percent (50%) cash and approximately fifty percent (50%) stock. The exchange ratio for shares of Westcoast Energy exchanged for stock will be determined based on the 20-day weighted average trading price of Duke Energy common stock during a trading period prior to the closing of the acquisition.

     A Westcoast Energy shareholder who is a Canadian resident can elect either Duke Energy common stock or, for tax deferral purposes, exchangeable stock of CI. If a Westcoast Energy shareholder is not a Canadian resident, any such shareholder electing stock consideration may only elect Duke Energy common stock.

     B.   POST ACQUISITION OPERATIONS AND MANAGEMENT

     Upon completion of the acquisition, Empire will continue to be owned by Empire State Pipeline Company, Inc. ("ESPC") and St. Clair Pipeline Company, Inc. ("St. Clair") and operated by ESPC, and will be subject to the continuing jurisdiction of the PSC. ESPC and St. Clair will continue to be owned by Westcoast Energy Enterprises (U.S.) Inc. ("WEE").

IV.  DESCRIPTION OF PETITIONERS AND EMPIRE

     A.   DUKE ENERGY

     Duke Energy, headquartered in Charlotte, North Carolina, is a multinational energy company, which owns and manages an extensive portfolio of natural gas and electric supply, delivery and trading businesses. Duke Energy's areas of expertise also include risk management, gas and power development, portfolio management, acquisition and management of energy facilities, and processing, producing and storing of gas liquids, crude oil and refined products.

     B.   WESTCOAST ENERGY

     Westcoast Energy, a Canadian corporation headquartered in Vancouver, British Columbia, is a leading natural gas company in North America, engaged in the purchase, distribution and transportation of natural gas, and operates major transmission linkages from Canada into northeastern United States markets. In addition, Westcoast Energy provides a variety of other services, including, energy marketing services, retail energy services, information technology services and financial services. WEE is an indirect wholly-owned subsidiary of Westcoast Energy, and ESPC and St. Clair are wholly-owned subsidiaries of WEE.(5)

     C.   3946509 CANADA INC.

     CI is a Canadian corporation formed by Duke Energy solely for the purpose of completing the acquisition of Westcoast Energy. Such corporation provides Canadian residents the opportunity for a tax-deferred exchange of Westcoast Energy common stock for exchangeable shares of CI. CI has no employees or business operations.

     D.   EMPIRE STATE PIPELINE

     Empire, a regulated intrastate gas transmission pipeline extending from Buffalo to Syracuse, began operating in 1993, and provides natural gas to major industrial companies, utilities and power producers in the western New York area. As noted above, Empire is owned by ESPC and St. Clair, which are in turn owned by WEE. On January 29, 2001, the Commission approved the sale of the stock of ESPC to WEE.(6) Empire is

---------------------------
(5) See Untitled Order.
    ---

(6) See id.
    --- ---
operated pursuant to a Certificate of Environmental Compatibility and Public Need which is and will continue to be held by Empire.

V.   THE ARRANGEMENT IS IN THE PUBLIC INTEREST

     Empire, operated by ESPC, was certificated by the PSC on the basis of, inter alia, the need for additional pipeline capacity in Western New York, and the introduction of competition and choices in the transportation of natural gas to western and central New York. ESPC has operated Empire to those ends. Duke Energy's acquisition of Westcoast Energy, and its indirect acquisition of Empire, is in the public interest in that it will cause no adverse impact for Empire's customers.

     This acquisition will support the continued development of competitive markets. In the last few years, the PSC and industry participants have been involved in the transition to competitive electric and gas wholesale and retail markets in New York State. This acquisition, which will combine Westcoast Energy's strategically placed assets in growing supply regions with Duke Energy's aggressive merchant skills, market knowledge and desire to be a leader in the development of new transportation infrastructure will strengthen the connection between the energy supply and energy markets in Canada and the United States thereby enhancing development of competitive markets.

     Further, when the transaction is completed, the acquisition presents employees with the opportunity to enhance their careers as a result of being part of a growth-oriented, well-managed multinational energy services company.

     Safety, as well as reliability, may be enhanced with the integration of operations. Optimal work crew deployment and the availability of a larger pool of resources can only help Empire to overcome operational difficulties more efficiently and expeditiously.

     The combination of the factors mentioned above, can lead only to the conclusion that the proposed acquisition is in the public interest. Petitioners are confident that, upon examination of this Petition, the Commission will concur and grant its approval.

VI.  REQUESTED AUTHORIZATIONS

     The Petitioners request approval of this transaction pursuant to Section 70 of the PSL. Specifically, the Petitioners seek the PSC's consent to the indirect acquisition of one hundred percent (100%) of Empire, as described in this Petition.

     Because of the indirect nature of Duke Energy's acquisition of Empire, the fact that no structural change in Empire is contemplated, and that the regulated entity is neither issuing stock nor undertaking long-term debt in connection with the transaction, the Petitioners believe that no additional Commission approvals are required. In the event, however, that any approvals should be required, the Petitioners request the Commission to issue such authorization as part of its action on this Petition.

     To proceed with this transaction, the Petitioners are required to seek and obtain other authorizations from a number of regulatory, governmental and other agencies and entities located in the United States, Canada and Mexico. Some of those agencies and entities may defer issuing approvals until after the Commission issues its consent. Consequently, a delay in the PSC's treatment of this Petition may result in delays in receiving other required approvals or authorizations. It is critical, therefore, that the PSC process and approve this Petition expeditiously. Petitioners are prepared to cooperate with the PSC and to comply with an appropriate schedule to create an appropriate record for Commission action in December 2001.(7)

VII. DESCRIPTION OF OTHER REGULATORY FILINGS

     To effectuate the transaction, certain other regulatory approvals must be sought and obtained. They include the following:

     A.   SECURITIES AND EXCHANGE COMMISSION

     Duke Energy is required to obtain approval from the SEC prior to effectuating the transaction under Section 3(b) of the Public Utilities Holding Company Act ("PUHCA"), exempting public utility subsidiary companies with the result being that Duke Energy will be an exempt holding company under PUHCA.

     B.   HART-SCOTT-RODINO

     Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the transaction may not be consummated until the necessary notifications and report forms have been filed with the United States Department of Justice and the Federal Trade Commission, and the statutorily prescribed waiting periods have expired.

     C.   PUBLIC UTILITIES COMMISSIONS - OTHER STATES

     Aside from seeking approval from the PSC, Duke Energy is required to petition for authority to issue stock in connection with the transaction from the Public Service Commission of South Carolina and the North Carolina Utilities Commission in accordance with the respective statutes of those states.

-------------------------
(7) Petitioners are anticipating closing the transaction in January, 2002 and will need Commission approval not later that December, 2001 to meet such deadline, particularly if other agencies delay their approvals until all required regulatory approvals have been received.

     D.   FEDERAL ENERGY REGULATORY COMMISSION

     Petitioners are currently reviewing the necessity of filing for authority to transfer a power marketing certificate under Section 203 of the Federal Power Act, and if it is determined that a filing is required, an appropriate application will be made.

     E.   FOREIGN APPROVALS

     The transaction discussed herein is subject to approvals by various governmental and regulatory agencies in Canada and Mexico, including the Canadian Competition Bureau for antitrust review, the British Columbia Utilities Commission for approval to acquire the stock of Westcoast Energy and the Mexico Competition Commission for antitrust review.

VIII.  REQUIRED INFORMATION

     A.   CERTIFICATES OF INCORPORATION AND BOARD RESOLUTIONS

     Petitioners submit, pursuant to Section 17.1 et seq. of Title 16 of the New York Code, Rules and Regulations ("NYCRR"), the certificates of incorporation and board resolutions authorizing Petitioners to enter into the Agreement. Attached hereto and made a part hereof as Exhibit 2 are the certificates of incorporation, and all amendments thereto of Duke Energy, Westcoast Energy and CI. The board resolutions of Duke Energy and Westcoast Energy are attached hereto and made a part hereof as Exhibit 3.

     B.   ORGANIZATIONAL CHARTS

     Attached as Exhibit 4 are the abbreviated current corporate structures of Duke Energy and Westcoast Energy, and the abbreviated proposed corporate structure of Duke Energy subsequent to the consummation of the transaction.

     C.   FINANCIAL CONDITION

     In support of this Petition, and pursuant to Section 31.1 et seq. of Title 16 of the NYCRR, the documents reflecting the financial conditions of Duke Energy and Westcoast Energy are attached hereto and made a part hereof as
Exhibit 5 and Exhibit 6, respectively.

     D.   ENVIRONMENTAL ASSESSMENT

     Petitioners submit, that, aside from approval by the Commission of the transaction which is the subject of this Petition, no other New York State or local permits or approvals are required. Under the State Environmental Quality Review Act ("SEQRA")(8) transfer of stock does not meet the definitions of either Type I or Type II actions, and, therefore, it is properly classified as an "unlisted" action requiring SEQRA review. Accordingly, it is proper for the Commission as lead agency to conduct an environmental assessment and to determine the significance of the actions proposed. To facilitate such assessment, attached hereto and made a part hereof as Exhibit 7 is a completed short environmental assessment form describing and disclosing the likely impact of the proposed transactions. There will be no change to the operation of Empire, and, therefore, no action is proposed that would result in a significant adverse environmental impact. Petitioners respectfully submit that the actions proposed by this Petition will not have a significant effect on the environment based on the criteria for determining significance listed in Section 617.7(c) of Title 6 of the NYCRR, and request the Commission to issue pursuant to SEQRA a determination of non-significance for this transaction.

----------------------------
(8) New York Environmental Conservation Law, Article 8 (McKinney 1997).

IX.  COMMUNICATIONS AND NOTICES

     All communications and notices in relation to this proceeding should be addressed to: (1) Richard J. Kruse, Senior Vice President, Duke Energy Gas Transmission Corporation, 5400 Westheimer Ct., Houston, Texas 77056, whose telephone number is (713) 627-5368; (2) William J. Cronin, Esq., c/o Huber Lawrence & Abell, 605 Third Avenue - 27th Floor, New York, New York 10158, whose telephone number is (212) 455-5506 and email address is Wcronin@huberlaw.com;
                                                        --------------------
and (3) Adam Wenner, Esq., c/o Vinson & Elkins L.L.P., 1455 Pennsylvania Avenue, N.W., The Willard Office Building, Washington, D.C. 20004-1005, whose telephone number is (202) 639-6533 and email address is awenner@velaw.com.
                                              -----------------

X.   CONCLUSION

     The indirect acquisition of Empire by Duke Energy will provide tangible benefits to customers of Empire. In addition to providing a stronger base to support the operations of Empire, this combination will enable the companies to maximize their human and physical resources to maintain, on both a routine and an emergency basis, the utility systems that serve markets in both Canada and the United States, and to continue providing service at stable rates.

     An expeditious treatment of this Petition would more quickly provide the customers of Duke Energy, Empire and Westcoast Energy the benefits described in this Petition. It is critical, therefore, that the PSC act promptly on this application. A schedule calling for a decision to be made at the Commission's regularly scheduled December 2001 public session would provide a full opportunity for review.

     For these and all of the other reasons presented in this Petition, the Petitioners respectfully submit that this transaction is in the public interest and that an Order granting the Commission's consent, together with any other necessary authorizations, should be issued expeditiously.


                                              Respectfully submitted,

                                              -------------------------------
                                              Huber Lawrence & Abell
                                              Attorneys for Joint Petitioners


                                              William J. Cronin, Esq.
                                              Rosa Pietanza, Esq.
                                              Huber Lawrence & Abell
                                              605 Third Avenue
                                              New York, NY  10158
                                              (212) 682-6200

                             DUKE ENERGY CORPORATION
                              (before combination)


                                            ---------------------------------
                                            |    DUKE ENERGY CORPORATION    |
                                            ---------------------------------
                                                           |  100%
                                            ---------------------------------
                                    100%    |   DUKE CAPITAL CORPORATION    |
                                            ---------------------------------
---------------------------------                          |
|  3059703 NOVA SCOTIA COMPANY  |                          |  90%
---------------------------------                          |
                                     10%    ---------------------------------
                                            |  3058368 NOVA SCOTIA COMPANY  |
                                            ---------------------------------
                                                           |  100%
                                            ---------------------------------
                                            |      3946509 CANADA INC       |
                                            ---------------------------------

                              WESTCOAST ENERGY INC.
                              (before combination)

                        ---------------------------------
                        |     WESTCOAST ENERGY INC.     |
                        ---------------------------------
                                       | 100%
                        ---------------------------------
                        |  WESTCOAST GAS HOLDINGS INC.  |
                        ---------------------------------
                                       | 100%
                        ---------------------------------
                        |       WESTCOAST GAS INC.      |
                        ---------------------------------
                                       | 100%
                        ---------------------------------
                        |        UEI HOLDINGS INC.      |
                        ---------------------------------
                                       | 100%
                        ---------------------------------
                        |     WESTCOAST ENTERPRISE      |
                        |       HOLDINGS LIMITED        |
                        ---------------------------------
                                       | 100%
                        ---------------------------------
                        |       WESTCOAST ENERGY        |
                        |         ENTERPRISES           |
                        |         (U.S.) INC.           |
                        ---------------------------------
                         | 100%                       | 100%
        ------------------------                  ------------------------
        |    EMPIRE STATE      |                  |     ST. CLAIRE       |
        |      PIPLINE         |                  |      PIPELINE        |
        |    COMPANY, INC.     |                  |    COMPANY, INC.     |
        ------------------------                  ------------------------
                       50%  |                         |  50%
                        ---------------------------------
                        |         EMPIRE STATE          |
                        |           PIPELINE            |
                        ---------------------------------

                             DUKE ENERGY CORPORATION
                              (after combination)


                                            ---------------------------------
                                            |    DUKE ENERGY CORPORATION    |
                                            ---------------------------------
                                                            |  100%
                                            ---------------------------------
                                            |   DUKE CAPITAL CORPORATION    |
                                    100%    ---------------------------------
---------------------------------                           |
|  3059703 NOVA SCOTIA COMPANY  |                           |  90%
---------------------------------                           |
                                     10%    ---------------------------------
                                            |  3058638 NOVA SCOTIA COMPANY  |
                                            ---------------------------------
                                                            |  100%
                                            ---------------------------------
                                            |      3946509 CANADA INC       |
                                            ---------------------------------
                                                            |  100%
                                            ---------------------------------
                                            |     WESTCOAST ENERGY INC.     |
                                            ---------------------------------
                                                            |  100%
                                            ---------------------------------
                                            |  WESTCOAST GAS HOLDINGS INC.  |
                                            ---------------------------------
                                                            |  100%
                                            ---------------------------------
                                            |       WESTCOAST GAS INC.      |
                                            ---------------------------------
                                                            |  100%
                                            ---------------------------------
                                            |        UEI HOLDINGS INC.      |
                                            ---------------------------------
                                                            |  100%
                                            ---------------------------------
                                            |     WESTCOAST ENTERPRISE      |
                                            |       HOLDINGS LIMITED        |
                                            ---------------------------------
                                                            |  100%
                                            ---------------------------------
                                            |       WESTCOAST ENERGY        |
                                            |         ENTERPRISES           |
                                            |         (U.S.) INC.           |
                                            ---------------------------------
                                       100%  |                           |  100%
                                      -----------------        -----------------
                                      |  EMPIRE STATE |        |  ST. CLAIRE   |
                                      |    PIPLINE    |        |   PIPELINE    |
                                      | COMPANY, INC. |        | COMPANY, INC. |
                                      -----------------        -----------------
                                           50%  |                       |  50%
                                              -----------------------------
                                              |       EMPIRE STATE        |
                                              |         PIPELINE          |
                                              -----------------------------

14-16-4 (11195)-Text 12                                                     SEQR
-----------------------------
|PROJECT I.D. NUMBER        |
|                           |
-----------------------------
                                     617.20
                                   Appendix C
                       State Environmental Quality Review
                      SHORT ENVIRONMENTAL ASSESSMENT FORM
                            For UNLISTED ACTIONS Only

PART I-PROJECT INFORMATION (To be completed by Applicant or Project sponsor)
--------------------------------------------------------------------------------
1.   APPLICANT  /SPONSOR    Duke Energy Corporation
     Westcoast Energy Inc.,  3946509 Canada Inc.
--------------------------------------------------------------------------------
2.   PROJECT  NAME  Duke  Energy  Corporation Acquisition
     of stock of Westcoast Energy, Inc.
--------------------------------------------------------------------------------
3.   PROJECT  LOCATION:
     See Attachment Items 3 and 4               See Attachment Items 3 and 4
     Municipality                               County
--------------------------------------------------------------------------------
4. PRECISE LOCATION (Street address and road intersections, prominent landmarks, etc., or provide map)

       See  Attachment  Items 3 and 4


--------------------------------------------------------------------------------
5.   IS  PROPOSED  ACTION:
        [X] New       [ ] Expansion       [ ] Mortification/alteration
--------------------------------------------------------------------------------
6. DESCRIBE PROJECT BRIEFLY: The proposed action is a request for Public Service Commission approval of the sale of Westcoast Energy Inc. capital stock to Duke Energy Corporation and 3946509 Canada Inc., and such other approvals as the Commission deems necessary. There are no planned sales of any existing facilities presently held by Empire State Pipeline, and no construction of new facilitties is planned in connection with the transaction.

--------------------------------------------------------------------------------
7.   AMOUNT  OF  LAND  AFFECTED:
     Initially    N/A    acres N/A  Ultimately    N/A      acres
              -----------                     -----------
--------------------------------------------------------------------------------
8. WILL PROPOSED ACTION COMPLY WITH EXISTING ZONING OR OTHER EXISTING LAND USE RESTRICTIONS? The propsed action is
     [X] Yes [ ] No If No, describe briefly administrative in nature. It does not involve construction of new facilities or the alteration or removal of existing facilities. No short-term, long-term or adverse impacts to the land will occur as a result of the transaction. Empire State Pipeline will maintain existing permits, licenses and approvals.
--------------------------------------------------------------------------------
9.   WHAT  IS  PRESENT  LAND  USE  IN  VICINITY  OF  PROJECT?
     [ ] Residential  [ ] Industrial  [ ] Commercial  [ ] Agriculture
     [ ] Park/Forest/Open space  [ ] Other
         Describe:

            Not Applicable
--------------------------------------------------------------------------------
10. DOES ACTION INVOLVE A PERMIT APPROVAL, OR FUNDING, NOW OR ULTIMATELY FROM ANY OTHER GOVERNMENTAL AGENCY (FEDERAL, STATE OR LOCAL)?
     [X] Yes  [ ] No   If yes, list agency(s) and permit approvals

                    See Attachment Item 10
--------------------------------------------------------------------------------
11. DOES ANY ASPECT OF THE ACTION HAVE A CURRENTLY VALID PERMIT OR APPROVAL?
     [X] Yes  [ ] No   If yes, list agency name and permit approval

                    See Attachment Item 11
--------------------------------------------------------------------------------
12. AS A RESULT OF PROPOSED ACTION WILL EXISTING PERMIT/APPROVAL REQUIRE MODIFICATION?
      [ ] Yes  [X] No
--------------------------------------------------------------------------------
I  CERTIFY  THAT  THE  INFORMATION  PROVIDED  ABOVE  IS  TRUE  TO THE BEST OF MY
KNOWLEDGE

Applicant/sponsor  name:  Duke  Energy  Corporation,  Westcoast  Energy Inc. and
                        --------------------------------------------------------
3946509  Canada  Inc.    Date:   October 12, 2001
---------------------         -----------------------

Signature:
            --------------------------------------------------------------------

        ----------------------------------------------------------------
        |       If the action is in the Coastal Area, and you are      |
        |       a state agency, complete the Coastal Assessment        |
        |         Form before proceeding with this assessment          |
        ----------------------------------------------------------------

                                      OVER
                                        1

PART II-ENVIRONMENTAL ASSESSMENT (To be completed by Agency)
--------------------------------------------------------------------------------
A. DOES ACTION EXCEED ANY TYPE 1 THRESHOLD IN 6 NYCRR PART 617.4? It yes, coordinate the review process and use the FULL EAF.
       [ ] Yes  [ ] No
--------------------------------------------------------------------------------
B. WILL ACTION RECEIVE COORDINATED REVIEW AS PROVIDED FOR UNLISTED ACTIONS IN 6 NYCRR, PART 617.6? If No, a negative declaration may be superseded by another involved agency.
       [ ] Yes  [ ] No
--------------------------------------------------------------------------------
C.   COULD  ACTION  RESULT IN ANY ADVERSE EFFECTS ASSOCIATED WITH THE FOLLOWING:
     (Answers  may  be  handwritten,  if  legible)
     C1. Existing air quality, surface or groundwater quality or quantity, noise levels, existing traffic patterns, solid waste production or disposal, potential for erosion, drainage or flooding problems? Explain briefly:


     C2. Aesthetic agricultural, archaeological, historic, or other natural or cultural resources; or community or neighborhood character? Explain briefly:


     C3. Vegetation or fauna, fish, shellfish or wildlife species, significant habitats, or threatened or endangered species? Explain briefly:


     C4. A community's existing plans or goals as officially adopted, or a change in use or intensity of use of land or other natural resources? Explain briefly


     C5. Growth, subsequent development, or related activities likely to be induced by the proposed action? Explain briefly.


     C6. Long term, short term, cumulative, or other effects not identified in C1-C5? Explain briefly.


     C7. Other impacts (including changes in use of either quantity or type of energy)? Explain briefly.


--------------------------------------------------------------------------------
D. WILL THE PROJECT HAVE AN IMPACT ON THE ENVIRONMENTAL CHARACTERISTICS THAT CAUSED THE ESTABLISHMENT OF A CEA?
       [ ] Yes  [ ] No
--------------------------------------------------------------------------------
E. IS THERE, OR IS THERE LIKELY TO BE, CONTROVERSY RELATED TO POTENTIAL ADVERSE ENVIRONMENTAL IMPACTS?
       [ ] Yes  [ ] No     If Yes, explain briefly
--------------------------------------------------------------------------------
PART III-DETERMINATION OF SIGNIFICANCE (To be completed by Agency)

     INSTRUCTIONS: For each adverse effect identified above, determine whether it is substantial, large, important or otherwise significant. Each effect should be assessed in connection with its (a) setting (i.e. urban or rural); (b) probability of occurring; (c) duration; (d) irreversibility;
     (e) geographic scope; and (f) magnitude. If necessary, add attachments or reference supporting materials. Ensure that explanations contain sufficient detail to show that all relevant adverse impacts have been identified and adequately addressed. If question D of Part II was checked yes, the determination and significance must evaluate the potential impact of the proposed action on the environmental characteristics of the CEA.

--------------------------------------------------------------------------------
     [ ] Check this box if you have identified one or more potentially large or significant adverse impacts which MAY occur. Then proceed directly to the FULL EAF and/or prepare a positive declaration.
     [ ] Check this box if you have determined, based on the information and analysis above and any supporting documentation, that the proposed action WILL NOT result in any significant adverse environmental impacts AND provide on attachments as necessary, the reasons supporting this determination:

    -----------------------------------------------------------------------
                              Name of Lead Agency

    -----------------------------------------------------------------------
            Print or Type Name of Responsible Officer in Lead Agency

    -----------------------------------------------------------------------
                          Title of Responsible Officer

    -----------------------------------------------------------------------
                 Signature of Responsible Officer in Lead Agency

    -----------------------------------------------------------------------
          Signature of Preparer (if different from responsible officer)

    -----------------------------------------------------------------------
                                      Date

                          ATTACHMENT TO SEQR SHORT FORM
          DUKE ENERGY CORPORATION ACQUISITION OF WESTCOAST ENERGY INC.

SEQR FORM ITEMS 3 AND 4

     Duke Energy Corporation, a North Carolina corporation, is a multinational energy company which owns and manages a portfolio of natural gas and electric supply, delivery and trading businesses.

     Westcoast Energy Inc., a Canadian corporation, is a leading natural gas company engaged in the purchase, sale, distribution and transportation of natural gas and electric power generation and operates major transmission interconnections from Canada into the United States. Through a series of subsidiaries, Westcoast Energy indirectly owns the Empire State Pipeline.

     Empire State Pipeline is an intrastate regulated gas transmission pipeline, certificated by the Public Service Commission, extending approximately 157 miles eastward from a point of interconnection on the border with Canada located in the Niagara River, Town of Grand Island, Erie County, to the Town of Schroeppel, Oswego County.

     3946509 Canada Inc., a Canadian corporation, is a wholly-owned subsidiary of Duke Energy Corporation formed solely for the purpose of facilitating the acquisition of Westcoast Energy stock from Canadian residents.

SEQR Form Item 10

     Petitions will be made individually and jointly, as appropriate, for approval of the acquisition of stock to the following agencies of the United States, Canada and Mexico:

     New York State Public Service Commission
     Securities and Exchange Commission
     Hart-Scott Rodino (Federal Trade Commission and
        Department of Justice)
     North Carolina Utilities Commission
     South Carolina Public Service Commission
     Federal Energy Regulatory Commission ("FERC")(1)
     Supreme Court of British Columbia
     Investment Review Division of Industry Canada
        And Minister of Industry
     Competition Bureau of Canada
     British Columbia Utilities Commission
     Mexico Federal Competition Commission



----------------------
(1) Petitioners are currently considering whether FERC approval for the transfer of a power marketing certificate is necessary.

SEQR Form Item 11

     The Public Service Commission, in Opinion No. 91-3, issued March 1, 1991, granted a Certificate of Environmental Compatibility and Public Need ("Certificate") for the operation of the Empire State Pipeline. The acquisition will not affect the operation of the Empire State Pipeline or change the holder of the Certificate. Empire State Pipeline will continue to operate in accordance with the Certificate and any other Federal, State or local permitting and regulatory requirements.